                                                                       EXHIBIT 1

                                                                  EXECUTION COPY

                               PRICING AGREEMENT
                               -----------------

Chemical Securities Inc.
270 Park Avenue
New York, New York 10017.

                                                                December 1, 1995

Dear Sirs:

  Dow Jones & Company, Inc. (the "Company") proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated December 1, 1995 (the "Underwriting Agreement"), between the Company on the one hand and Chemical Securities Inc. on the other hand, to issue and sell to the Underwriter named in Schedule I hereto (the "Underwriter") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation and warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representative herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representative designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representative referred to in such Section 12 are set forth at the end of Schedule II hereto.

  An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

  Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of the Underwriter in Schedule I hereto, less the principal amount of Designated Securities covered by Delayed Delivery Contracts, if any, as may be specified in such Schedule II.

  If the foregoing is in accordance with your understanding, please sign and return to us ten counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

                                          Very truly yours,

                                          Dow Jones & Company, Inc.


                                          By: .................................
                                          Name:
                                          Title:

Accepted as of the date hereof:

Chemical Securities Inc.


By:.....................................
Name:
Title:

                                   SCHEDULE I

                                                            PRINCIPAL AMOUNT OF
                                                           DESIGNATED SECURITIES
     UNDERWRITER                                              TO BE PURCHASED
     -----------                                           ---------------------
Chemical Securities Inc. .................................     $150,000,000
                                                               ------------
    Total.................................................     $150,000,000
                                                               ============

                                              SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

   5.75% Notes due December 1, 2000

AGGREGATE PRINCIPAL AMOUNT:

   $150,000,000

PRICE TO PUBLIC:

   99.823% of the principal amount of the Designated
   Securities, plus accrued interest, if any, from December 6, 1995 to the Time of Delivery

PURCHASE PRICE BY UNDERWRITERS:

   99.397% of the principal amount of the Designated
   Securities, plus accrued interest, if any, from December 6, 1995 to the Time of Delivery

FORM OF DESIGNATED SECURITIES:

   Book-entry only form represented by one or more global securities deposited with The Depository Trust Company
   ("DTC") or its designated custodian for trading in the Same Day Funds Settlement System of DTC, and to be made available for checking by the Underwriter at least twenty-four hours prior to the Time of Delivery at the office of DTC

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

   Federal (same day) funds

INDENTURE:

   Indenture, dated as of October 1, 1985, as supplemented by the First Supplemental Indenture, dated as of November 15, 1989, each between the Company and Morgan
   Guaranty Trust Company of New York, as Trustee, as supplemented by the Second Supplemental Indenture, dated as of December 1, 1995, between the Company and First
   Trust of New York, National Association, as successor
   Trustee

MATURITY:

   December 1, 2000

INTEREST RATE:

   5.75% per annum from December 6, 1995 or from the most recent Interest Payment Date to which interest has been provided for

INTEREST PAYMENT DATES:

   June 1 and December 1 of each year, commencing June 1,
   1996 to holders of record at the close of business on the preceding May 15 or November 15, as the case may be

REDEMPTION PROVISIONS:

   None

SINKING FUND PROVISIONS:

   None

TIME OF DELIVERY:

   10:00 a.m., December 6, 1995

CLOSING LOCATION:

   Sullivan & Cromwell, 125 Broad Street, New York, New
   York 10004

SECURITIES EXCHANGE:

   None

DELAYED DELIVERY:

   None

NAME AND ADDRESS OF REPRESENTATIVE:


    Chemical Securities Inc.
    270 Park Avenue
    New York, New York 10017
    Attention:

OTHER TERMS:

   The independent accountants of the Company shall furnish to the Representative a letter dated the Time of Delivery for the Designated Securities as to the matters specified in, and in full satisfaction of the requirements of, paragraph 7(d) of the Underwriting
   Agreement.

                                      II-2